CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 15, 2010 on the consolidated financial statements of Nutra Pharma Corp. (the “Company”) as of and for the years ended December 31, 2009 and 2008. Our report dated April 15, 2010 relating to the Company’s financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.
Tampa, Florida
December 14, 2010

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